Exhibit 20.1

Nissan Auto Receivables 2005-A

Servicer's Certificate

For the month of March 2005

NAR 2005-A
Collection Period	Mar-05			30/360 Days	30
Distribution Date	15-Apr-05			Actual/360 Days	31

	Coupon Rate	Initial Balance	Beginning Balance	Ending Balance	Pool Factor
Total Portfolio		1,541,416,467.93	1,459,876,450.76	1,413,228,719.15	0.916838
Total Securities		1,541,416,467.93	1,459,876,450.76	1,413,228,719.15	0.916838
Class A-1 Notes	2.63960%	330,000,000.00	248,459,982.83	201,812,251.22	0.611552
Class A-2 Notes	3.22000%	400,000,000.00	400,000,000.00	400,000,000.00	1.000000
Class A-3 Notes	3.54000%	410,000,000.00	410,000,000.00	410,000,000.00	1.000000
Class A-4 Notes	3.82000%	324,345,000.00	324,345,000.00	324,345,000.00	1.000000
Certificates	0.00000%	77,071,467.93	77,071,467.93	77,071,467.93	1.000000

	Principal Payment	Interest Payment	Principal per $1000 Face Amount	Interest per $1000 Face Amount
Class A-1 Notes	46,647,731.61	564,746.78	141.3567625	1.7113539
Class A-2 Notes	0.00	1,073,333.33	-	2.6833333
Class A-3 Notes	0.00	1,209,500.00	-	2.9500000
Class A-4 Notes	0.00	1,032,498.25	-	3.1833333
Certificates	0.00	0.00	-	-
Total Securities	46,647,731.61	3,880,078.36

I. COLLECTIONS

Interest:
Interest Collections				3,895,004.11
Repurchased Loan Proceeds Related to Interest				0.00
Total Interest Collections				3,895,004.11

Principal:
Principal Collections				46,031,866.29
Repurchased Loan Proceeds Related to Principal				38,457.43
Total Principal Collections				46,070,323.72

Recoveries of Defaulted Receivables				151,297.85
Investment Earnings on Yield Supplement Account				152,758.56
Release from the Yield Supplement Account				3,542,937.02
Servicer Advances				0.00

Total Collections				53,812,321.26

II. COLLATERAL POOL BALANCE DATA
			Number	Amount
Pool Balance - Beginning of Period			69,751	1,459,876,450.76
Total Principal Collections				46,070,323.72
Principal Amount of Gross Losses				577,407.89
			68,917	1,413,228,719.15

III. DISTRIBUTIONS

Total Collections				53,812,321.26
Reserve Account Draw				0.00
Total Available for Distribution				53,812,321.26

1. Reimbursement of Advance				495,027.24

2. Servicing Fee:
Servicing Fee Due				1,216,563.71
Servicing Fee Paid				1,216,563.71
Servicing Fee Shortfall				0.00

3. Interest:
Class A-1 Notes Monthly Interest
Class A-1 Notes Interest Carryover Shortfall				0.00
Class A-1 Notes Interest on Interest Carryover Shortfall				0.00
Class A-1 Notes Monthly Interest Distributable Amount				564,746.78

Class A-1 Notes Monthly Interest Paid				564,746.78
Change in Class A-1 Notes Interest Carryover Shortfall				0.00

Class A-2 Notes Monthly Interest
Class A-2 Notes Interest Carryover Shortfall				0.00
Class A-2 Notes Interest on Interest Carryover Shortfall				0.00
Class A-2 Notes Monthly Interest Distributable Amount				1,073,333.33

Class A-2 Notes Monthly Interest Paid				1,073,333.33
Change in Class A-2 Notes Interest Carryover Shortfall				0.00

Class A-3 Notes Monthly Interest
Class A-3 Notes Interest Carryover Shortfall				0.00
Class A-3 Notes Interest on Interest Carryover Shortfall				0.00
Class A-3 Notes Monthly Interest Distributable Amount				1,209,500.00

Class A-3 Notes Monthly Interest Paid				1,209,500.00
Change in Class A-3 Notes Interest Carryover Shortfall				0.00

Class A-4 Notes Monthly Interest
Class A-4 Notes Interest Carryover Shortfall				0.00
Class A-4 Notes Interest on Interest Carryover Shortfall				0.00
Class A-4 Notes Monthly Interest Distributable Amount				1,032,498.25

Class A-4 Notes Monthly Interest Paid				1,032,498.25
Change in Class A-4 Notes Interest Carryover Shortfall				0.00

Total Note Monthly Interest
Total Note Monthly Interest Due				3,880,078.36
Total Note Monthly Interest Paid				3,880,078.36
Total Note Interest Carryover Shortfall				0.00
Change in Total Note Interest Carryover Shortfall				0.00

Total Available for Principal Distribution				48,220,651.95

4. Total Monthly Principal Paid on the Notes				46,647,731.61

Total Noteholders' Principal Carryover Shortfall				0.00
Total Noteholders' Principal Distributable Amount				46,647,731.61
Change in Total Noteholders' Principal Carryover Shortfall				0.00

5. Total Monthly Principal Paid on the Certificates				0.00

Total Certificateholders' Principal Carryover Shortfall				0.00
Total Certificateholders' Principal Distributable Amount				0.00
Change in Total Certificateholders' Principal Carryover Shortfall				0.00

Remaining Available Collections				1,572,920.34
Deposit from Remaining Available Collections to fund Reserve Account				0.00
Remaining Available Collections Released to Seller				1,572,920.34

IV. YIELD SUPPLEMENT ACCOUNT

Beginning Yield Supplement Account Balance				70,945,230.09
Release to Collection Account				3,542,937.02
Ending Yield Supplement Account Balance				67,402,293.07

V. RESERVE ACCOUNT

Initial Reserve Account Amount				7,707,082.34
Required Reserve Account Amount				7,707,082.34
Beginning Reserve Account Balance				7,707,082.34
Ending Reserve Account Balance				7,707,082.34

Reserve Account Triggers			Test Ratio	Actual Ratio	Result
Average Three Period Delinquency Percentage			2.00%	0.08%	Pass
Average Three Period Charge Off Rate			2.75%	0.28%	Pass

Required Reserve Account Amount for Next Period				7,707,082.34

VI. POOL STATISTICS

Weighted Average Coupon				3.17%
Weighted Average Remaining Maturity				49.59

Principal Recoveries of Defaulted Receivables				151,297.85
Principal on Defaulted Receivables				577,407.89
Pool Balance at Beginning of Collection Period				1,459,876,450.76
Net Loss Ratio				0.35%

Net Loss Ratio for Second Preceding Collection Period				0.00%
Net Loss Ratio for Preceding Collection Period				0.21%
Net Loss Ratio for Current Collection Period				0.35%
Average Net Loss Ratio				0.28%

Cumulative Net Losses for all Periods				684,253.40

Delinquent Receivables:			Amount	Number
31-60 Days Delinquent			4,668,610.99	235
61-90 Days Delinquent			976,436.72	50
91-120 Days Delinquent			282,057.85	15
Total Delinquent Receivables:			5,927,105.56	300
60+ Days Delinquencies as Percentage of Receivables			0.09%	0.09%

Delinquency Ratio for Second Preceding Collection Period				0.00%
Delinquency Ratio for Preceding Collection Period				0.07%
Delinquency Ratio for Current Collection Period				0.09%
Average Delinquency Ratio				0.08%